Registration No. 333-91102

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Manulife Financial Corporation
(Exact name of registrant as specified in its charter)

Canada	None
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

200 Bloor Street East Toronto, Ontario, Canada M4W 1E5 (Address of Principal Executive Offices) (Zip Code)

Manulife Financial Corporation Director Equity Incentive Plan
(Full title of the plan)

James Gallagher
Manulife Financial Corporation
73 Tremont Street, Suite 1300
Boston, Massachusetts  02108-3915
(Name and address of agent for service)

617-663-2126
(Telephone number, including area code, of agent for service)

copies of communications to:
Stephen Sigundson Manulife Financial Corporation 200 Bloor Street East, North Tower Toronto, Ontario, Canada M4W 1E5 416-926-6620	Alan H. Paley Debevoise & Plimpton LLP 919 Third Avenue New York, New York 10022 212-909-6694

EXPLANATORY NOTE – DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) relates to Registration Statement No. 333-91102 of Manulife Financial Corporation (the “Company”) on Form S-8 (the “Registration Statement”), registering common shares of the Company that may be offered under the Manulife Financial Corporation Director Equity Incentive Plan (the “Plan”).

On February 13, 2014, the Board of Directors of the Company terminated the Plan effective February 13, 2014.  No awards remain outstanding under the Plan.  Accordingly, the Company is filing this Post-Effective Amendment pursuant to Rule 478 under the Securities Act of 1933, as amended, to hereby terminate the effectiveness of the Registration Statement.  The Company hereby removes from registration any common shares registered under the Registration Statement as of the date of this Post-Effective Amendment that have not previously been sold under the Plan.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on March 25, 2014.

Manulife Financial Corporation

By:       /s/ Stephen Sigurdson
                    Name:        Stephen Sigurdson
                    Title:          Executive Vice President, General Counsel
                         Canada & Corporate Secretary